                                  EXHIBIT (11)

                             Opinion of Ropes & Gray

                                                                      EXHIBIT 11
                                                                      ----------

                                  ROPES & GRAY
                               ONE FRANKLIN SQUARE
                               1301 K STREET, N.W.
                                 SUITE 800 EAST
                            WASHINGTON, DC 20005-3333
                                 (202) 626-3900
                               FAX: (202) 626-3961


                                November __, 1998


HighMark Funds
Oaks, Pennsylvania 19456

Ladies and Gentlemen:

         We have represented the HighMark Funds, a Massachusetts business trust ("HighMark"), in connection with the preparation and execution of the Plan of Reorganization (the "Plan") dated as of [_____________], 1998 regarding the combination of the HighMark Blue Chip Growth Fund and the HighMark Government Securities Fund (the "Consolidating Funds") into, respectively, the HighMark Growth Fund and the HighMark Bond Fund (the "Consolidated Funds"). This opinion is being given pursuant to Section 7(g) of the Plan. Capitalized terms defined in the Plan and not otherwise defined herein are used herein with the meaning so defined. This opinion is solely for the benefit of HighMark, its officers and trustees, and the Consolidating and Consolidated Funds.

         In connection with this opinion, we have examined and relied upon: (i) an executed copy of the Plan; (ii) the Agreement and Declaration of Trust, as amended, of HighMark on file in the offices of the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston (the "Declaration of Trust"); (iii) a copy of the Code of Regulations of HighMark;
(iv) signed copies of the Registration Statement of HighMark on Form N-14 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on October 13, 1998; (v) a copy of the Combined Prospectus/Proxy Statement (the "Prospectus/Proxy Statement") dated November 16, 1998 relating to the Transaction, as filed with the Commission pursuant to Rule 497(b) under the 1933 Act; (vi) a copy of the Statement of Additional Information dated November 16, 1998 relating to the Transaction, as filed with the Commission pursuant to Rule 497(b) under the 1933 Act, which is incorporated by reference into the Prospectus/Proxy Statement; (vii) copies of the prospectuses of the HighMark Growth Fund, the HighMark Blue Chip Growth Fund, the HighMark Government Securities Fund and the HighMark Bond Fund dated November 30, 1997, as amended (the HighMark Prospectuses") and the Statement of Additional Information

HighMark Funds
November __, 1998
Page 2


dated November 28, 1997 (the "HighMark SAI"), as filed with the Commission, the information about HighMark contained in the HighMark Prospectuses and HighMark SAI being incorporated by reference into the Prospectus/Proxy Statement; (viii) the originals (or copies) of minutes of meetings or actions by written consent of the Board of Trustees of HighMark; and (ix) such other instruments, certificates, and documents as we have deemed necessary as a basis for rendering the opinions set forth below.

         We have assumed the genuineness of the signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to the corresponding originals of all documents submitted to us as copies.

         We express no opinion as to the laws of any jurisdiction other than The Commonwealth of Massachusetts and the United States of America.

         Based on the foregoing, we are of the opinion that:

         1. HighMark is a Massachusetts business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts, and neither HighMark nor any HighMark Fund is, to our knowledge, required to qualify to do business as a foreign association in any jurisdiction;

         2. HighMark Funds, on behalf of each Consolidating Fund, has the power to sell, assign, convey, transfer and deliver the assets contemplated to be transferred under the Plan and, upon consummation of the transactions contemplated under the Plan, HighMark Funds, on behalf of each Consolidating Fund, will have duly sold, assigned, conveyed, transferred and delivered such assets to the corresponding Consolidated Fund;

         3. The execution and delivery of the Plan did not, and the consummation of the transactions contemplated by the Plan will not, violate HighMark's Declaration of Trust, as amended, or Code of Regulations, or any material agreement known to us to which HighMark or any Consolidating or Consolidated Fund is a party or by which any of them is bound;

HighMark Funds
November __, 1998
Page 3


         4. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by HighMark or any Consolidating or Consolidated Fund of the transactions contemplated by the Plan, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those Acts;

         5. The Plan has been duly authorized, executed and delivered by HighMark and represents a valid binding contract, enforceable in accordance with its terms; and

         6. The Shares of the Consolidated Funds to be delivered to each Consolidating Fund shareholder as provided for by the Plan are duly authorized and upon delivery will be validly issued, fully paid and nonassessable (except with respect to liabilities to which shareholders of a Massachusetts business trust, in certain circumstances, may be subject as set forth in the HighMark Prospectuses and HighMark SAI), and no shareholder of the Consolidated Funds has any preemptive right to subscription or purchase in respect thereof.

         We have participated in discussions with various representatives of HighMark and its independent public accountants, in which the business and affairs of HighMark and the contents of the Registration Statement and the Prospectus/Proxy Statement and the documents incorporated by reference therein were discussed. There is no assurance that all material facts as to HighMark and its affairs were disclosed to us or that our familiarity with HighMark is such that we have necessarily recognized the materiality of such facts as were disclosed, and we have to a large extent relied upon statements of representatives of HighMark as to the materiality of the facts disclosed to us.

         Based upon our participation in the foregoing discussions, the foregoing inquiries and our examination of the documents and information referred to above and such other documents as came to our attention as a result of such discussions and inquiries, we may state with respect to HighMark that no matters came to our attention which led us to believe that either the Registration Statement or the Prospectus/Proxy Statement, together with the documents incorporated by reference therein, as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. We express no opinion, however, as to the financial statements, including the notes and schedules thereto, or as to any financial or statistical data set forth in the Registration Statement or in the Prospectus/Proxy Statement and the documents incorporated by reference therein.

HighMark Funds
November __, 1998
Page 4

         Our opinion set forth in paragraph 5 is subject to the qualification that the validity and binding effect of the Plan may be limited (i) by laws relating to bankruptcy, insolvency, reorganization, receivership, moratorium or other laws of general application relating to or affecting the enforcement of the rights and remedies of contractual parties, as from time to time in effect,
(ii) by application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) with respect to rights of indemnification, by public policy.


                                                     Very truly yours,

                                                     DRAFT

                                                     Ropes & Gray